                              AGREEMENT OF MERGER

     AGREEMENT OF MERGER (this "Merger Agreement") made and entered into this
                                ----------------
15th day of September, 1999 by and between LATITUDE 90, INC., a California corporation ("Latitude California"), and L90, INC., a Delaware corporation ("L90
              -------------------                                            ---
Delaware");
--------

                                  WITNESSETH:

     WHEREAS, L90 Delaware is a corporation duly organized and existing under the laws of the State of Delaware;

     WHEREAS, Latitude California is a corporation duly organized and existing under the laws of the State of California;

     WHEREAS, on the date of this Merger Agreement, L90 Delaware has authority to issue (i) 80,000,000 shares of common stock, par value $.001 per share (which class of shares is herein called the "Delaware Common Stock"), of which 10,000
                                      ---------------------
shares are issued and outstanding and owned by Latitude California, and (ii) 10,000,000 shares of preferred stock, par value $.001 per share, of which (A) 2,000 shares have been designated Series A Convertible Preferred Stock (the "Delaware Series A Preferred"), of which none are issued and outstanding, (B)
----------------------------
5,000,000 shares have been designated Series B Convertible Preferred Stock (the "Delaware Series B Preferred"), of which none are issued and outstanding, and
 ---------------------------
(C) 4,998,000 shares remain undesignated and are not issued or outstanding;

     WHEREAS, on the date of this Merger Agreement, Latitude California has authority to issue (i) 40,000,000 shares of common stock, par value $.01 per share (the "California Common Stock"), of which 10,000,000 are issued and
            -----------------------
outstanding, and (ii) 10,000,000 shares of preferred stock, of which (A) 2,000 shares have been designated Series A Convertible Preferred Stock (the "California Series A Preferred"), of which 2,000 are issued and outstanding, (B)
------------------------------
5,000,000 shares have been designated Series B Convertible Preferred Stock (the "California Series B Preferred"), of which 4,107,044 shares are issued and
 -----------------------------
outstanding, and (C) 4,998,000 shares remain undesignated and are not issued or outstanding;

     WHEREAS, the respective boards of directors of L90 Delaware and Latitude California have determined that, for the purpose of effecting the reincorporation of Latitude California in the State of Delaware, it is advisable and to the advantage of said two corporations and their shareholders and sole stockholder, respectively, that Latitude California merge with and into L90 Delaware upon the terms and conditions herein provided; and

     WHEREAS, the respective boards of directors of L90 Delaware and Latitude California have approved this Merger Agreement and the board of directors of Latitude California and L90 Delaware have directed that this Merger Agreement be submitted to a vote of their shareholders and sole stockholder, respectively;

     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Latitude California and L90 Delaware hereby agree to merge as follows:

          (1) Merger. Latitude California shall be merged with and into L90 Delaware, and L90 Delaware shall survive the merger ("Merger"), effective
                                                           ------
     upon
     the date when this Merger Agreement is made effective in accordance with the Delaware General Corporation Law (the "Effective Date").
                                                --------------

          (2) Directors and Officers and Governing Documents. The directors and officers of L90 Delaware shall be the same upon the Effective Date as they are immediately prior thereto. The certificate of incorporation of L90 Delaware, as amended and in effect on the Effective Date, shall continue to be the certificate of incorporation of L90 Delaware as the surviving corporation without change or amendment until further amended in accordance with the provisions thereof and applicable laws. The bylaws of L90 Delaware, as amended and in effect on the Effective Date, shall continue to be the bylaws of L90 Delaware as the surviving corporation without change or amendment until further amended in accordance with the provisions thereof and applicable laws.

          (3) Succession. On the Effective Date, L90 Delaware shall succeed to Latitude California in the manner of and as more fully set forth in Section 259 of the General Corporation Law of the State of Delaware and Section 1107 of the General Corporation Law of the State of California.

          (4) Further Assurances. From time to time, as and when required by L90 Delaware or by its successors and assigns, there shall be executed and delivered on behalf of Latitude California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in L90 Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Latitude California, and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of L90 Delaware are fully authorized in the name and on behalf of Latitude California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

          (5) Conversion of Stock of Latitude California.

               (a) Common Stock of Latitude California. Upon the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, each share of the California Common Stock outstanding immediately prior thereto shall be changed and converted into one fully paid and nonassessable share of Delaware Common Stock.

               (b) Series A Preferred of Latitude California. Upon the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, each share of the California Series A Preferred outstanding immediately prior thereto shall be changed and converted into one fully paid and nonassessable share of Delaware Series A Preferred.

               (c) Series B Preferred of Latitude California. Upon the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, each share of the California Series B Preferred outstanding immediately prior thereto shall be changed and converted into one fully paid and nonassessable share of Delaware Series B Preferred.

          (6)  Stock Certificates.

               (a) On and after the Effective Date, all of the outstanding certificates which prior to that time represented shares of California Common Stock shall for all purposes evidence ownership of and represent the shares of Delaware Common Stock into which the shares of California Common Stock represented by such certificates have been converted as herein provided. The registered owner on the books and records of L90 Delaware or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to L90 Delaware or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of Delaware Common Stock evidenced by such outstanding certificate as above provided.

               (b) On and after the Effective Date, all of the outstanding certificates which prior to that time represented shares of California Series A shall for all purposes evidence ownership of and represent the shares of Delaware Series A into which the shares of California Series A represented by such certificates have been converted as herein provided. The registered owner on the books and records of L90 Delaware or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to L90 Delaware or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of Delaware Series A evidenced by such outstanding certificate as above provided.

               (c) On and after the Effective Date, all of the outstanding certificates which prior to that time represented shares of California Series B shall for all purposes evidence ownership of and represent the shares of Delaware Series B into which the shares of California Series B represented by such certificates have been converted as herein provided. The registered owner on the books and records of L90 Delaware or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to L90 Delaware or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of Delaware Series B evidenced by such outstanding certificate as above provided.

          (7)  Stock Options and Warrants.

               (a) Forthwith upon the Effective Date, each (i) outstanding option to purchase shares of California Common Stock granted under the Latitude California 1999 Stock Incentive Plan (the "Plan") and (ii)
                                                              ----
          outstanding option to purchase California Common Stock not granted under the Plans, shall be converted into and become an option to purchase the same number of shares of Delaware Common Stock at the same option price per share as in effect on the Effective Date and, in the case of options granted under the Plan (collectively, the "Plan Options"), upon the
                                                     ------------
          same terms and subject to the same conditions as set forth in the Plan, and, in the case of all options not granted under the Plan (collectively, the "Non-Plan Options"), upon the same
                              ----------------
          terms and subject to the same conditions as set forth in the agreements or instruments that govern the Non-Plan Options. A number of shares of Delaware Common Stock shall be reserved for purposes of the Plan equal to the number of shares of California Common Stock so reserved as of the Effective Date. As of the Effective Date, L90 Delaware hereby assumes all obligations of Latitude California under the Plan, the outstanding Plan Options or portions thereof granted pursuant to the Plan and all Non-Plan Options.

               (b) Forthwith upon the Effective Date, each outstanding warrant to purchase shares of California Common Stock (each, a "Warrant")
                                                                  -------
          shall be converted into and become a warrant to purchase the same number of shares of Delaware Common Stock at the same exercise price per share as in effect on the Effective Date and upon the same terms and subject to the same conditions as set forth in the agreements or instruments that govern such Warrant. A number of shares of Delaware Common Stock shall be reserved for the exercise of warrants equal to the number of shares of California Common Stock so reserved as of the Effective Date. As of the Effective Date, L90 Delaware hereby assumes all obligations of Latitude California under each outstanding Warrant.

          (8) Other Employee Benefit Plans. As of the Effective Date, L90 Delaware hereby assumes all obligations of Latitude California under any and all employee benefit plans in effect as of said date or with respect to which employee rights or accrued benefits are outstanding as of said date.

          (9) Common Stock of L90 Delaware. Forthwith upon the Effective Date, the 10,000 shares of Delaware Common Stock presently issued and outstanding in the name of Latitude California shall be canceled and retired and resume the status of authorized and unissued shares of Delaware Common Stock, and no shares of Delaware Common Stock or other securities of L90 Delaware shall be issued in respect thereof.

          (10) Covenants of L90 Delaware. L90 Delaware covenants and agrees that it will, on or before the Effective Date:

               (a) Qualify to do business as a foreign corporation in the State of California, and in connection therewith irrevocably appoint an agent for service of process as required under the provisions of
          Section 2105 of the California Corporations Code.

               (b) File any and all documents with the California Franchise Tax Board necessary to the assumption by L90 Delaware of all of the franchise tax liabilities of Latitude California.

          (11) Book Entries. As of the Effective Date, entries shall be made upon the books of L90 Delaware in accordance with the following:

               (a) The assets and liabilities of Latitude California shall be recorded at the amounts at which they were carried on the books of Latitude California immediately prior to the Effective Date, with appropriate adjustments to reflect the retirement of the 10,000 shares of Delaware Common Stock presently issued and outstanding.

               (b) There shall be credited to the common stock account of L90 Delaware the aggregate amount of the par value of all shares of Delaware Common Stock resulting from the conversion of the outstanding California Common Stock pursuant to the Merger.

               (c) There shall be credited to the capital surplus account of L90 Delaware the aggregate of the amounts shown in the common stock and capital surplus accounts of Latitude California immediately prior to the Effective Date, less the amount credited to the common stock account of L90 Delaware pursuant to Paragraph (b) above.

               (d) There shall be credited to the retained earnings account of L90 Delaware an amount equal to that carried in the retained earnings account of Latitude California immediately prior to the Effective Date.

          (12) Amendment. At any time before or after approval and adoption by the shareholders of Latitude California, this Merger Agreement may be amended in any manner (except that Paragraph (5) may not be amended without the approval of the shareholders of Latitude California), as may be determined in the judgment of the respective boards of directors of L90 Delaware and Latitude California to be necessary, desirable or expedient in order to clarify the intention of the parties hereto or to effect or facilitate the purposes and intent of this Merger Agreement.

          (13) Abandonment. At any time before the Effective Date, this Merger Agreement may be terminated and the Merger may be abandoned by the board of directors of either Latitude California or L90 Delaware with the approval of the board of directors of the other corporation, notwithstanding approval of this Merger Agreement by the stockholders of L90 Delaware or the shareholders of Latitude California or both.

          (14) Counterparts. In order to facilitate the filing and recording of this Merger Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, this Merger Agreement, having first been duly approved by resolution of the boards of directors of Latitude California and L90 Delaware, is hereby executed on behalf of each said two corporations by their respective officers thereunto duly authorized.


                         L90, INC.,
                         a Delaware corporation


                         By: /s/John C. Bohan
                            -------------------------------------
                         Its: Chief Executive Officer
                             -----------------------------------


                         LATITUDE 90, INC.
                         a California corporation


                         By: /s/John C. Bohan
                            -------------------------------------
                         Its: Chief Executive Officer
                             -----------------------------------

              CERTIFICATE OF THE ASSISTANT SECRETARY OF L90, INC.

     I, Thomas A. Sebastian, Assistant Secretary of L90, INC., a Delaware corporation, ("L90 Delaware"), do hereby certify, as such Assistant Secretary, in accordance with the General Corporation Law of the State of Delaware, that the Agreement of Merger to which this Certificate is attached, after having been first duly adopted and executed by L90 Delaware and Latitude 90, Inc., a California corporation, was duly submitted to the sole stockholder of L90 Delaware at a special meeting of stockholders called for the purpose of acting on said Agreement of Merger, notice of the time, place and purpose of said meeting having been waived by the sole stockholder of L90 Delaware, and that at said meeting the Agreement of Merger was considered and a vote taken for its adoption or rejection and that at said meeting all of the outstanding stock of L90 Delaware entitled to vote thereon was voted for the adoption of said Agreement of Merger and that thereby said Agreement of Merger was at said meeting duly adopted as the act of the stockholders of L90 Delaware and as the agreement and act of L90 Delaware.

     IN WITNESS WHEREOF, the undersigned has executed this certificate this 15th day of September, 1999.



                                       /s/ Thomas A. Sebastian
                                 -----------------------------------------------
                                      Thomas A. Sebastian, Assistant Secretary

          CERTIFICATE OF THE ASSISTANT SECRETARY OF LATITUDE 90, INC.

     I, Thomas A. Sebastian, Assistant Secretary of Latitude 90, Inc., a California corporation ("Latitude California"), do hereby certify, as such Assistant Secretary, in accordance with the General Corporation Law of the State of California, that the Agreement of Merger (the "Merger Agreement") to which this Certificate is attached, after having been first duly adopted and executed by Latitude California and L90, Inc., a Delaware corporation, was duly submitted to the shareholders for approval by written consent in the manner provided under the provisions of Section 603 of the California Corporations Code. The Merger Agreement was duly approved by the required vote of shareholders in accordance with Section 603 of the California Corporations Code. The Corporation has two classes of capital stock, designated as "Common Stock" and "Preferred Stock," respectively, with each outstanding share entitled to one vote (except when all shares vote together as a single class, in which case, each outstanding share of preferred stock is entitled to the number of votes equal to the number of shares of Common Stock into which it can be converted). The Corporation has Ten Million Forty Thousand (10,040,000) shares of Common Stock issued and outstanding and Four Million One Hundred Nine Thousand Forty-Four (4,109,044) shares of Preferred Stock issued and outstanding, (i) Two Thousand (2,000) shares of which are designated Series A Convertible Preferred Stock and (ii) Four Million One Hundred Seven Thousand Forty-Four (4,107,044) shares of which are designated Series B Convertible Preferred Stock. The number of shares of Common Stock voting in favor of the Merger Agreement exceeded the majority vote required for approval by the outstanding shares of Common Stock, voting as a single class; the number of shares of Series A Convertible Preferred Stock voting in favor of the Merger Agreement exceeded the majority vote required for approval by the outstanding shares of Series A Convertible Preferred Stock, voting as a single class; the number of shares of Series B Convertible Preferred Stock voting in favor of the Merger Agreement exceeded the majority vote required for approval by the outstanding shares of Series B Convertible Preferred Stock, voting as a single class; and the number of the outstanding shares of Common Stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock voting in favor of the Merger Agreement (with each share of Series A and Series B Convertible Preferred Stock voting on an "as converted" basis) exceeded the majority vote required for approval by the outstanding shares of Common Stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, voting together as a single class.

     IN WITNESS WHEREOF, the undersigned has executed this certificate this 15th day of September, 1999.



                                   /s/  Thomas A. Sebastian
                              --------------------------------------------------
                                     Thomas A. Sebastian, Assistant Secretary